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                                                              EXHIBIT 99.1

                      COMPLETE BUSINESS SOLUTIONS, INC.

P
R              Special Meeting of Stockholders - July 22, 1998
O
X        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Y
       The undersigned stockholder of Complete Business Solutions, Inc. does hereby nominate, constitute and appoint Rajendra B. Vattikuti and Timothy S. Manney or either of them, the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned on its books at the close of business on June 8, 1998 at the Special Meeting of Stockholders to be held at 10:00 a.m. local time on Wednesday, July 22, 1998 at 150 West Jefferson, Suite 900, Detroit, Michigan 48226 at 10:00 a.m., local time, or any adjournment thereof, with all of the powers which would be possessed by the undersigned if personally present as follows on the reverse side.

                 CONTINUED AND TO BE SIGNED ON THE OTHER SIDE



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/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                                                             FOR    AGAINST   ABSTAIN
1.  To approve issuance of shares of CBSI's common stock,    / /      / /       / /    3.  To transact any other business that may
    no par value, pursuant to an Agreement and Plan of                                     properly come before the meeting or any
    Merger, dated as of April 8, 1998, among CBSI, CBSI                                    adjournment thereof.
    Acquisition Corp. III, a wholly-owned subsidiary of
    CBSI, and Claremont Technology Group, Inc.

2.  To amend CBSI's Restated Articles of Incorporation to    / /      / /       / /
    increase the authorized shares of the CBSI's common
    stock, no par value, from 30,000,000 to 200,000,000
    shares.

                                                                                       THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT
                                                                                       OF THE NOTICE OF ANNUAL MEETING OF
                                                                                       STOCKHOLDERS AND THE PROXY STATEMENT
                                                                                       FURNISHED THEREWITH.

                                                                                       PLEASE FILL IN DATE, SIGN AND MAIL THIS
                                                                                       PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH
                                                                                       REQUIRES NO POSTAGE IF MAILED IN THE UNITED
                                                                                       STATES.

                                                                                       Note: Please sign name exactly as your name
                                                                                       appears on the Stock Certificate.  When
                                                                                       signing as attorney, executor, administrator,
                                                                                       trustee or guardian please give full title.
                                                                                       If more than one trustee, all should sign.
                                                                                       All joint owners must sign.

                                                                                       ____________________________________________
                                                                                       TYPE OR PRINTED NAME(S) AND TITLE (IF
                                                                                       APPLICABLE)
                                                                                       ____________________________________________
                                                                                       AUTHORIZED SIGNATURES         DATE


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